UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SUN HEALTHCARE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ______________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies: ______________________________________________________________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction: ______________________________________________________________________________

(5)	Total fee paid ______________________________________________________________________________

☐        Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: ______________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: ______________________________________________________________________________

(3)	Filing Party: ______________________________________________________________________________

(4)	Date Filed: ______________________________________________________________________________

Sun Healthcare Group, Inc.
Announces Expiration of Hart-Scott-Rodino Waiting Period
in Connection with Proposed Transaction with Genesis HealthCare, LLC

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (Aug. 9, 2012)—Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced that, in connection with the previously announced transaction with Genesis HealthCare LLC, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on Aug. 8, 2012. The closing of the transaction remains subject to other customary conditions, including approval by Sun stockholders and other regulatory approvals. The special meeting of Sun stockholders to approve the transaction will be held on Sept. 5, 2012. Sun continues to expect that the transaction will close in the fall of 2012.

Additional Information and Where to Find It

Investors and stockholders of the Company are urged to read the definitive proxy statement and other relevant documents because they will contain important information about the transaction. Copies of these documents may be obtained free of charge by making a request to the Company’s investor relations department either by writing to Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by calling (505) 468-2341. In addition, documents filed with the SEC by the Company may be obtained free of charge at the SEC’s web site at www.sec.gov or by clicking on “SEC Filings” on the Company’s web site at www.sunh.com.

The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the transaction. Information concerning the ownership of the Company’s securities by the Company’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in the Company’s definitive proxy statement in connection with the proposed transaction.

About Sun Healthcare Group, Inc.

           Sun Healthcare Group, Inc. (NASDAQ: SUNH) is a healthcare services company, serving principally the senior population, with consolidated annual revenues in excess of $1.9 billion and approximately 28,000 employees in 46 states. Sun's services are provided through its subsidiaries: as of June 30, 2012, SunBridge Healthcare and its subsidiaries’ continuing operations include 158 skilled nursing centers, 13 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and seven mental health centers with an aggregate of 21,349 licensed beds in 23 states; SunDance Rehabilitation provides rehabilitation therapy services to affiliated and non-affiliated centers in 36 states; CareerStaff Unlimited provides medical staffing services in 40 states; and SolAmor Hospice provides hospice services in 11 states. For more information, go to www.sunh.com.

Forward-looking Statements

           Statements made in this release regarding the Company’s expectations with respect to the closing of the transaction with Genesis Healthcare are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. Factors that could cause actual results to differ are identified in filings made by the Company with the Securities and Exchange Commission and include delays in or failure to satisfy required conditions to the closing of the proposed merger with Genesis HealthCare, including the receipt of required regulatory approvals with respect to the transaction and approval of the acquisition by the Company’s stockholders; the outcome of any current or future litigation involving Sun or the transaction; and failure to consummate or delay in consummating the transaction for other reasons. More information on these and other risk factors that could affect the Company or the closing of the transaction are included in Sun's filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun's web site, www.sunh.com. There may be additional risks of which the Company is presently unaware or that it currently deems immaterial.

               The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. Sun cautions investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.